EXHIBIT 99.1

•	PEGASYSTEMS ANNOUNCES THIRD QUARTER 2017 FINANCIAL RESULTS

•	Term License and Cloud ACV grew by 23% year over year

•	Term License, Cloud and Maintenance ACV grew by 17% year over year to $449 million

•	License and Cloud Backlog increases 29% year over year

CAMBRIDGE, MA—November 8, 2017—Pegasystems Inc. (NASDAQ: PEGA), the leader in software for customer engagement and operational excellence, today announced its financial results for the third quarter and first nine months of 2017.

“We continue to increase our penetration in the CRM market and see an increasing number of new organizations adopting our software to support their strategic business goals,” said Alan Trefler, founder and CEO, Pegasystems. “We are working to aggressively evolve our go-to-market strategy. I remain confident in our long-term strategy and ability to execute, which is reinforced by many of the positive trends we are seeing, not just in this quarter, but over the last nine months.”

“Our movement to recurring commitments further accelerated in the third quarter of 2017 with a significant increase in our cloud offering,” said Ken Stillwell, CFO, Pegasystems. “This mix shift has contributed to the year over year growth of $65 million in ACV and $104 million in Term license and Cloud backlog. This faster than expected shift to recurring has led to a headwind of over $40 million in revenue and $0.33 in diluted EPS year to date. Nonetheless, we are pleased by this transition to recurring and that our clients are increasing their move to cloud and subscription licensing.”

Select GAAP and Non-GAAP Financial Metrics (1)

	Three Months Ended September 30,			Nine Months Ended September 30,

($ in thousands except per share amounts)	2017	2016	Change	2017	2016	Change
Total revenue (GAAP)	$179,815	$182,802	(2%)	$601,042	$550,656	9%
Total revenue (Non-GAAP)	179,815	183,460	(2%)	601,042	552,164	9%
Net (loss)/income (GAAP)	(1,812)	3,301	(155%)	36,615	18,237	101%
Net income/(loss) (Non-GAAP)	4,191	13,056	(68%)	48,398	45,504	6%
Diluted (loss)/earnings per share (GAAP)	(0.03)	0.04	(175%)	0.44	0.23	91%
Diluted earnings/(loss) per share (Non-GAAP)	0.05	0.16	(69%)	0.59	0.57	4%

(1)	A reconciliation of our GAAP to Non-GAAP measures is contained in the financial schedules at the end of this release.

Impact of New Revenue Standard

Historically, Recurring Revenue and License and Cloud Backlog have been our primary performance metrics. However, due to the change in the revenue recognition patterns of term license arrangements as a result of the expected implementation of the new revenue accounting standard (See Note 2 of our Form 10-Q for the quarter ended September 30, 2017) in the first quarter of 2018, we have started tracking Annual Contract Value (“ACV”), a new performance measure.

Select Performance Metrics

Annual Contract Value (ACV) (1)

	September 30,
(in thousands)	2017	2016	Change
Term license and Cloud ACV	$200,180	$163,408	23%
Maintenance ACV	248,816	220,152	13%

Term license, Cloud and Maintenance ACV	$448,996	$383,560	17%

(1)

ACV is the sum of the following two components:

•	Term and Cloud contract value divided by the number of committed contract years

•	Quarterly Maintenance revenue reported for the current three months ended period multiplied by 4.

Recurring Revenue

	Three Months Ended September 30,			Nine Months Ended September 30,
($ in thousands)	2017	2016	Change	2017	2016	Change
Term license(1)	$21,678	$28,919	(25%)	$106,170	$102,115	4%
Cloud	13,354	10,873	23%	36,914	30,640	20%
Maintenance	62,204	55,038	13%	180,759	163,174	11%

Total recurring revenue	$97,236	$94,830	3%	$323,843	$295,929	9%

Recurring revenue as a percent of total revenue	54%	52%		54%	54%

(1)	The decrease in term license revenue in the three months ended September 30, 2017 was primarily due to a large term license renewal for which the second year of the term was recognized as revenue in the three months ended September 30, 2016.

License and Cloud Backlog (1)

	September 30,
($ in thousands)	2017		2016		Change
Deferred license and cloud revenue on the balance sheet:
Term license and cloud	$25,658	51%	$19,627	42%	31%
Perpetual license	24,929	49%	27,653	58%	(10%)

Total deferred license and cloud revenue	$50,587	100%	$47,280	100%	7%

License and cloud contractual commitments not on the balance sheet:
Term license and cloud	$450,535	91%	$352,804	94%	28%
Perpetual license	46,459	9%	23,483	6%	98%

Total license and cloud commitments	$496,994	100%	$376,287	100%	32%

Total license (term and perpetual) and cloud backlog	$547,581		$423,567		29%

Total term license and cloud backlog	$476,193	87%	$372,431	88%	28%

(1)	License and Cloud Backlog is the sum of the following two components:

•	Deferred license and cloud revenue as recorded on the Company’s balance sheet (See Note 9. “Deferred Revenue” contained in Item 1 of the Quarterly Report on Form 10-Q for the quarter ended September 30, 2017.)

•	License and cloud contractual commitments, which are not recorded on our balance sheet because we have not yet invoiced our clients, nor have we recognized the associated revenue. (See “Future Cash Receipts from Committed License and Cloud Arrangements“ contained in Item 2 of the Quarterly Report on Form 10-Q for the quarter ended September 30, 2017.)

Quarterly Conference Call

Pegasystems will host a conference call and audio-only Webcast associated with this announcement at 5:00 p.m. EST today. A live audio Webcast of the conference call, together with detailed financial information, can be accessed through the Company’s Website at www.pega.com/about/investors. Dial-in information is as follows: 1-888-428-9470 (domestic) or 1-719-457-2701 (international). To listen to the Webcast, log onto www.pega.com at least five minutes prior to the event’s broadcast and click on the Webcast icon in the Investors section. A replay of the call will also be available on www.pega.com by clicking the Earnings Calls link in the Investors section.

Discussion of Non-GAAP Financial Measures

To supplement financial results presented in accordance with Generally Accepted Accounting Principles in the U.S. (“GAAP”), the Company provides non-GAAP measures, including in this release. Pegasystems’ management utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions, and for forecasting and planning for future periods. The Company’s annual financial plan is prepared on both a GAAP and non-GAAP basis, and both are approved by our board of directors. In addition and as a consequence of the importance of these measures in managing the business, the Company uses non-GAAP measures and financial performance results in the evaluation process to establish management’s compensation.

The non-GAAP measures exclude the effects of certain business combination accounting entries, stock-based compensation expense, amortization of acquired intangibles, acquisition-related and restructuring expenses, and certain other adjustments. The Company believes that these non-GAAP measures are helpful in understanding its past financial performance and its anticipated future results. These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of the Company’s GAAP to non-GAAP measures is included in the financial schedules at the end of this release.

Forward-Looking Statements

Certain statements contained in this press release may be construed as “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.

These forward-looking statements are based on current expectations, estimates, forecasts, and projections about the industry and markets in which we operate, and management’s beliefs and assumptions. In addition, other written or oral statements that constitute forward-looking statements may be made by us or on our behalf. Words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “estimate,” “may,” “target,” “strategy,” “is intended to,” “project,” “guidance,” “likely,” “usually,” or variations of such words and similar expressions are intended to identify such forward-looking statements.

These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict. Important factors that could cause actual future activities and results to differ materially from those expressed in such forward-looking statements include, among others, variation in demand for our products and services and the difficulty in predicting the completion of product acceptance and other factors affecting the timing of license revenue recognition; reliance on third party relationships; the potential loss of vendor specific objective evidence for our consulting services; the inherent risks associated with international operations and the continued uncertainties in international economies; the Company’s continued effort to market and sell both domestically and internationally; foreign currency exchange rates; the financial impact of any future acquisitions; the potential legal and financial liabilities and reputation damage due to cyber-attacks and security breaches; and management of the Company’s growth. These risks, and other factors that could cause actual results to differ materially from those expressed in such forward-looking statements, are described more completely in Part I of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 as well as other filings we make with the Securities and Exchange Commission. These documents are available on the Company’s website at http://www.pega.com/about/investors.

The forward-looking statements contained in this press release represent the Company’s views as of November 8, 2017. Investors are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved. Although subsequent events may cause the Company’s view to change, except as required by applicable law, the Company does not undertake and specifically disclaims any obligation to publicly update or revise these forward-looking statements whether as the result of new information, future events or otherwise. The statements should therefore not be relied upon as representing the Company’s view as of any date subsequent to November 8, 2017.

About Pegasystems

Pegasystems Inc. is the leader in software for customer engagement and operational excellence. Pega’s adaptive, cloud-architected software – built on its unified Pega®Platform – empowers people to rapidly deploy, and easily extend and change applications to meet strategic business needs. Over its 30-year history, Pega has delivered award-winning capabilities in CRM and BPM, powered by advanced artificial intelligence and robotic automation, to help the world’s leading brands achieve breakthrough business results. For more information on Pegasystems (NASDAQ: PEGA) visit www.pega.com.

Press Contact:

Lisa Pintchman

Pegasystems Inc.

lisa.pintchman@pega.com

(617) 866-6022

Twitter: @pega

Investor Contact:

Garo Toomajanian

ICR for Pegasystems

PegaInvestorRelations@pega.com

(617) 866-6077

All trademarks are the property of their respective owners.

PEGASYSTEMS INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue:
Software license	$41,793	$68,833	$195,220	$207,849
Maintenance	62,204	55,038	180,759	163,174
Services	75,818	58,931	225,063	179,633

Total revenue	179,815	182,802	601,042	550,656

Cost of revenue:
Software license	1,276	1,313	3,826	3,646
Maintenance	6,716	6,659	20,945	18,889
Services	61,739	52,465	180,925	154,512

Total cost of revenue	69,731	60,437	205,696	177,047

Gross profit	110,084	122,365	395,346	373,609

Operating expenses:
Selling and marketing	70,209	67,032	217,384	202,126
Research and development	41,031	38,036	121,089	108,530
General and administrative	13,133	11,725	38,174	34,067
Acquisition-related	—	74	—	2,903

Total operating expenses	124,373	116,867	376,647	347,626

(Loss)/income from operations	(14,289)	5,498	18,699	25,983
Foreign currency transaction (loss)/gain	(552)	1,082	(793)	2,764
Interest income, net	144	172	470	650
Other income/(expense), net	—	(1,237)	287	(4,891)

(Loss)/income before (benefit)/provision for income taxes	(14,697)	5,515	18,663	24,506
(Benefit)/provision for income taxes	(12,885)	2,214	(17,952)	6,269

Net (Loss)/income	$(1,812)	$3,301	$36,615	$18,237

(Loss)/earnings per share:
Basic	$(0.03)	$0.04	$0.47	$0.24
Diluted	$(0.03)	$0.04	$0.44	$0.23
Weighted-average number of common shares outstanding:
Basic	77,691	76,278	77,258	76,323
Diluted	77,691	79,548	82,717	79,401
Cash dividends declared per share	$0.03	$0.03	$0.09	$0.09

PEGASYSTEMS INC.

UNAUDITED RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

(in thousands, except % and per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	Change	2017	2016	Change
GAAP total revenue	$179,815	$182,802	(2%)	$601,042	$550,656	9%
Deferred revenue purchase accounting	—	658		—	1,508

Non-GAAP total revenue	$179,815	$183,460	(2%)	$601,042	$552,164	9%

GAAP gross profit	$110,084	$122,365	(10%)	$395,346	$373,609	6%
Deferred revenue purchase accounting	—	658		—	1,508
Amortization of intangible assets	1,232	1,642		3,871	4,626
Stock-based compensation (2)	3,613	3,117		10,913	8,711

Non-GAAP gross profit	$114,929	$127,782	(10%)	$410,130	$388,454	6%

GAAP (loss)/income from operations	$(14,289)	$5,498	(360%)	$18,699	$25,983	(28%)
Deferred revenue purchase accounting	—	658		—	1,508
Amortization of intangible assets	3,105	3,599		9,479	10,168
Stock-based compensation (2)	13,489	10,818		39,929	30,634
Other	—	84		—	2,341

Non-GAAP income/(loss) from operations	$2,305	$20,657	(89%)	$68,107	$70,634	(4%)

GAAP net (loss)/income	$(1,812)	$3,301	(155%)	$36,615	$18,237	101%
Deferred revenue purchase accounting	—	658		—	1,508
Amortization of intangible assets	3,105	3,599		9,479	10,168
Stock-based compensation (2)	13,489	10,818		39,929	30,634
Other	—	84		—	2,341
Income tax effects (3)	(10,591)	(5,404)		(37,625)	(17,384)

Non-GAAP net income/(loss)	$4,191	$13,056	(68%)	$48,398	$45,504	6%

GAAP diluted (loss)/earnings per share	$(0.03)	$0.04	(175%)	$0.44	$0.23	91%
Deferred revenue purchase accounting	—	0.01		—	0.02
Amortization of intangible assets	0.04	0.05		0.11	0.13
Stock-based compensation (2)	0.16	0.14		0.48	0.39
Other	—	—		—	0.03
Income tax effects (3)	(0.12)	(0.08)		(0.44)	(0.23)

Non-GAAP diluted earnings/(loss) per share	$0.05	$0.16	(69%)	$0.59	$0.57	4%

GAAP diluted weighted average shares outstanding	77,691	79,548	(2%)	82,717	79,401	4%
Anti-dilutive awards	5,632	—		—	—
Non-GAAP diluted weighted average common shares outstanding	83,323	79,548	5%	82,717	79,401	4%

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures, and the material limitations on the usefulness of these measures, see disclosure under Discussion of Non-GAAP Financial Measures included earlier in this release and below.

Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

•	Deferred revenue purchase accounting: Business combination accounting rules require that we determine the fair value of the deferred revenue liability for contractual obligations assumed primarily from our acquisition of OpenSpan in April 2016. In post-acquisition reporting periods, we recognize revenue for the fair value of these contracts, when all the revenue recognition criteria are satisfied, instead of the revenue that would have been recognized by OpenSpan as an independent company. We add back the effect of the deferred revenue fair value adjustment in non-GAAP revenue to reflect the full amount of these revenues to provide a more complete comparison of the revenue guidance to peer companies.

•	Amortization of intangible assets: We have excluded the amortization expense of intangible assets from our non-GAAP operating expenses and profitability measures. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and are expected to contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

•	Stock-based compensation: We have excluded stock-based compensation expense from our non-GAAP operating expenses and profitability measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expense.

•	Other:

The significant components of other are:

•	Acquisition-related and restructuring expenses: We have excluded the effect of acquisition-related and restructuring expenses from our non-GAAP operating expenses and profitability measures. We incurred direct and incremental expenses associated primarily with the OpenSpan acquisition. These acquisition related expenses were primarily professional fees to affect the acquisition. We have also incurred restructuring expenses for one-time employee termination benefits related to the closure of one of our domestic offices, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. We believe it is useful for investors to understand the effects of these items on our total operating expenses.

•	Anti-dilutive awards: We have included for purposes of non-GAAP results the dilutive impact of awards that were excluded from our GAAP results as they would have been anti-dilutive due to a GAAP net loss in the period.

(2) Stock-based compensation expense was as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2017	2016	2017	2016
Cost of revenues	$3,613	$3,117	$10,913	$8,711
Selling and marketing	3,976	3,468	11,482	9,395
Research and development	3,420	2,260	10,306	7,480
General and administrative	2,480	1,983	7,228	4,706
Acquisition-related	—	(10)	—	342

Total stock-based compensation before tax	$13,489	$10,818	$39,929	$30,634

Income tax benefit	(4,129)	(3,227)	(12,231)	(8,917)

(3) The GAAP and Non-GAAP effective tax rates were as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Effective tax rate (GAAP)	88%	40%	(96)%	26%
Effective tax rate (Non-GAAP)	(121)%	37%	29%	34%

The differences between our GAAP and non-GAAP effective tax rates for the three and nine months ended September 30, 2017 and 2016 primarily relate to the impact of excess tax benefits generated by our stock compensation plans on our GAAP effective tax rate.

PEGASYSTEMS INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2017	December 31, 2016
Assets:
Total cash, cash equivalents, and marketable securities	$194,380	$133,761
Trade accounts receivable, net	191,161	265,028
Property and equipment, net	39,849	38,281
Deferred income taxes	73,459	69,898
Goodwill and Intangible assets, net	107,696	117,355
Other assets	58,525	30,333

Total assets	$665,070	$654,656

Liabilities and Stockholders’ Equity:
Accrued expenses, including compensation and related expenses	$93,550	$97,411
Deferred revenue	167,061	186,636
Other liabilities	32,758	34,720
Stockholders’ equity	371,701	335,889

Total liabilities and stockholders’ equity	$665,070	$654,656

PEGASYSTEMS INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended September 30,
	2017	2016
Operating activities:
Net Income	$36,615	$18,237
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, amortization, foreign currency transaction loss, and other non-cash items	16,800	12,444
Stock-based compensation expense	39,929	30,634
Change in operating assets and liabilities, net	20,582	(40,759)

Cash provided by operating activities	113,926	20,556

Cash used in investing activities	(11,966)	(2,859)

Cash used in financing activities	(44,040)	(43,031)

Effect of exchange rates on cash and cash equivalents	2,054	(1,309)

Net increase/(decrease) in cash and cash equivalents	59,974	(26,643)

Cash and cash equivalents, beginning of period	70,594	93,026

Cash and cash equivalents, end of period	$130,568	$66,383